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                                                                    Exhibit 23.3

Consent of Arthur Andersen LLP



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 10, 2000 on the financial statements of Medifor, Inc. as of December 31, 1999 and each of the two years then ended included in Allscripts, Inc.'s forms 8-K/A-1 and 8-K/A-2 filed July 25, 2000 and to all references to our Firm included in this registration statement.

                                                         /s/ Arthur Andersen LLP


Seattle, Washington
December 20, 2000